EXHIBIT 99.1

Woodward Announces Two Appointments to Board of Directors: Mary Petryszyn and Tana Utley

FORT COLLINS, Colo., May 10, 2023 (GLOBE NEWSWIRE) -- Woodward, Inc. (NASDAQ: WWD), a global leader in energy conversion and control solutions for aerospace and industrial markets, announced today that two new members have been named to its Board of Directors, effective June 1: Mary Petryszyn, former Corporate Vice President for Northrop Grumman Corporation, and Tana Utley, former Vice President, Large Power Systems Division, Caterpillar Inc.

“Mary and Tana will be outstanding additions to Woodward’s Board,” said Chip Blankenship, Chair and CEO of Woodward. “They bring deep expertise to their roles as directors, developed through their impressive careers as leaders in aerospace and industrial sectors. The Board and I are looking forward to working with them as we continue to create value for our customers, shareholders and members, and set the course for our future growth.”

Mary D. Petryszyn is former Corporate Vice President of Defense systems for Northrop Grumman Corporation. Prior to that she served as President of Northrop Grumman Defense. During her tenure at Northrop Grumman, her roles also included Sector Vice President and General Manager of the Land and Avionics C4ISR division and Vice President of Global Strategy and Mission Solutions. Petryszyn’s extensive global experience in government and defense markets also includes previous leadership roles at Singer-Link, Hughes Aircraft Company, and Raytheon. Petryszyn serves on the Board of Directors for Saab Inc. and the Board of Governors of the United Service Organizations (USO). She also served on the Corporate Partnership Council for the Society of Women Engineers (SWE). She holds a B.S. degree in electrical and computer engineering from Clarkson University and a master’s degree in computer engineering from Syracuse University.

Tana L. Utley had a successful 36-year career at Caterpillar, where she started as a junior engineer and rose to key senior leadership positions in technology and business. Prior to her role as Vice President of Large Power Systems, a position she held for nearly a decade, she held roles of Vice President of Industrial Power Systems Division and Chief Technology Officer of the company’s Product Development & Global Technology division. Her earlier roles included General Management positions in Caterpillar’s components and engines businesses, leader of the Electronic & Electrical Systems business unit and Director of the Engine Design, Large Engine Products Division. She played an instrumental role in Caterpillar’s diesel engine strategy, and the development of near-zero-emissions engines. Utley currently serves on the board of SPX Technologies Inc. She holds a B.S. in mechanical engineering from Bradley University and a master’s degree in management from the Massachusetts Institute of Technology, where she was a Sloan Fellow.

Mary Petrovich and Paul Donovan retired from their positions as Woodward Board members earlier this year, each after serving as a director for more than 20 years and making significant contributions to protecting and building the company’s value during that time.

About Woodward, Inc.
Woodward is the global leader in the design, manufacture, and service of energy conversion and control solutions for the aerospace and industrial equipment markets. Together with our customers, we are enabling the path to a cleaner, decarbonized world. Our innovative fluid, combustion, electrical, propulsion and motion control systems perform in some of the world’s harshest environments. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com.

Notice Regarding Forward-Looking Statements
The statements in this release contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from projections or any other forward-looking statements and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward's Annual Report and Form 10-K for the year ended September 30, 2022 and any subsequently filed Quarterly Report on Form 10-Q.

Investor Contact
Dan Provaznik
Director Investor Relations
970-498-3849
Dan.Provaznik@Woodward.com

Media Contact
Jennifer Regina
Vice President Communications
704-712-5721
Jennifer.regina@woodward.com

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